Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580
621 SEVENTEENTH STREET SUITE 1550	DENVER, COLORADO 80293	TELEPHONE (303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos.  333-217986 and 333-228678)  and Form S-3 (Registration Nos.  333-226425, 333-229417 and 333-230986)  of Kimbell Royalty Partners, LP of our letter dated January 20, 2020, relating to estimates of proved reserves, future production and income attributable certain royalty interests of Kimbell Royalty Partners, LP as of December 31, 2019.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado

February 27, 2020